UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2014

PRA Group, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Portfolio Recovery Associates, Inc.
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 23, 2014, SHCO 54 S.à r.l., a Luxembourg subsidiary of PRA Group, Inc. (“Borrower”), and its Swiss Branch, SHCO 54 S.à r.l Luxemburg, Zug Branch, entered into a $500 million five-year multicurrency secured revolving credit facility agreement with DNB Bank ASA as the lender, facility agent, security agent and mandated lead arranger (the “Facility Agreement”).  The Facility Agreement was guaranteed by certain of the Borrower’s material subsidiaries. On October 23, 2014, SHCO 54 S.à r.l. also entered into a secured five year Multicurrency Overdraft Facility Agreement (the “Overdraft Facility”) with DNB Bank ASA in the amount of $40 million.  The principal use of the Overdraft Facility will be for general corporate purposes.

The Facility Agreement contains an expansion option which permits additional drawings under the credit facility during its first four years, up to an aggregate principal amount not exceeding $250 million, subject to certain conditions, including the agreement of financial institutions, in their sole discretion, to provide such additional commitments. The Facility Agreement also contains a $200 million subordinated bond option, which is subject to compliance with the Facility Agreement and terms acceptable to the lenders. The credit facility will be used primarily for general corporate purposes, financing portfolio acquisitions and refinancing an existing Aktiv Kapital credit facility dated May 4, 2012 for approximately $232 million, a term loan of approximately $310 million entered into by Aktiv Kapital AS on March 29, 2011 and a bridge facility of approximately $54 million entered into by Aktiv Kapital AS on June 24, 2014.

The foregoing description of the Facility Agreement does not purport to be complete, and is only a summary thereof, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Exhibit No. 10.1  Multicurrency Revolving Credit Facility Agreement dated as of October 23, 2014, by and among SHCO 54 S.à. r.l., the Borrower, and SHCO 54 S.à. r.l. Luxemburg, Zug Branch, parties thereto, the affiliate Guarantors and DNB Bank ASA, as Mandated Lead Arranger, Bookrunner, Facility Agent and Security Agent.

Item 1.02 Termination of a Material Definitive Agreement

On October 28, 2014, Aktiv Kapital AS, a subsidiary of PRA Group, Inc, repaid and terminated all outstanding borrowings under its prior financings with proceeds from the credit facility made available pursuant to the Facility Agreement described in Item 1.01 above, and terminated the existing Aktiv Kapital credit facility dated May 4, 2012 for approximately $232 million, a term loan of approximately $310 million entered into by Aktiv Kapital AS on March 29, 2011 and a bridge facility of approximately $54 million entered into by Aktiv Kapital AS on June 24, 2014.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No. 10.1 Multicurrency Revolving Credit Facility Agreement dated as of October 23, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

October 29, 2014	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

Exhibit Index

Exhibit No.	Description

10.1	Multicurrency Revolving Credit Facility Agreement dated as of October 23, 2014.